CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the company's previously filed Registration Statements (Form S-8, No. 333-46371).


/S/ Arthur Anderson LLP

Portland, Oregon
December 18, 1998